--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            KOLLMORGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            KOLLMORGEN CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                          Contacts:  Roy Winnick or Mark Semer
                                                      Kekst and Company
                                                      212-521-4842 or 4802


             PACIFIC SCIENTIFIC SHAREHOLDERS CALL SPECIAL MEETING
           FOR FEBRUARY 13 TO VOTE ON REMOVAL OF BOARD OF DIRECTORS
                    AND ELECTION OF KOLLMORGEN NOMINEES

WALTHAM, Mass., January 8, 1998 -- Kollmorgen Corporation (NYSE:KOL) announced today that the shareholders of Pacific Scientific Company (NYSE:PSX) have called a special meeting for February 13, 1998 to vote on the removal of the current Pacific Scientific Board of Directors and the election of Kollmorgen's nominees. Kollmorgen said that it has delivered to Pacific Scientific written consents from Pacific Scientific shareholders significantly in excess of the 10% required to call the special meeting.

Kollmorgen said: "We are gratified by the response to our consent solicitation, which demonstrates to us that Pacific Scientific shareholders want an opportunity to determine the future of their company. We continue to hope that the Pacific Scientific Board will acknowledge the compelling strategic, operational and financial merits of this business combination and promptly enter into merger discussions with us."

As previously announced, Kollmorgen on December 15 commenced a cash tender offer to acquire a majority of Pacific Scientific's common stock, on a fully diluted basis, for $20.50 per share in cash. Under Kollmorgen's proposal, following the tender offer, Kollmorgen and Pacific Scientific would merge, and each remaining share of Pacific Scientific common stock would be exchanged for Kollmorgen common stock with a value of $20.50, subject to a collar. Kollmorgen expects that if they are elected at the February 13 Special Meeting, the Kollmorgen nominees will take such actions, subject to their fiduciary duties under applicable law, as may be necessary to consummate the offer and the proposed merger.

At the Special Meeting, Pacific Scientific shareholders also will be asked to approve a shareholder resolution to repeal any provisions of Pacific Scientific's bylaws that were not filed with the Securities and Exchange Commission prior to August 11, 1997.

Under the Pacific Scientific bylaws, Pacific Scientific is entitled to give formal notice of the Special Meeting to its shareholders. However, Kollmorgen will be entitled to give the notice if Pacific Scientific has not given notice by January 28.

Under California law and the Pacific Scientific bylaws, the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting will be the close of business on the first business day after notice of the meeting is given to the Pacific Scientific shareholders, unless the Pacific Scientific Board sets a different record date that is not more than 60 days nor less than 10 days prior to the Special Meeting.

Kollmorgen's primary business is in the area of high-performance electronic motion control. Growth in this business area is fueled by the need for higher productivity in every industrial, commercial, aerospace, and consumer market segment. Additional information can be found on the World Wide Web at http://Kollmorgen.com.

                                  ###